UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On November 17, 2021, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) established the performance objectives and SBOs (defined below) under the short-term, cash-based incentive program (the “STIP”) for fiscal year 2022 (“fiscal 2022”), as described below.

Pursuant to the STIP, the executive officers of the Company will be eligible to receive cash-based incentive awards for fiscal 2022, including the following named executive officers (the “NEOs”) identified in the Company’s proxy statement filed in connection with the 2021 annual meeting of stockholders:

Kevin P. Hourican	President and Chief Executive Officer
Aaron E. Alt	Executive Vice President and Chief Financial Officer
Joel T. Grade	Executive Vice President, Business Development
Greg D. Bertrand	Executive Vice President, U.S. Foodservice Operations
Tim Ørting Jørgensen	Executive Vice President and President, Foodservice Operations, International
Thomas R. Peck, Jr.	Executive Vice President, Chief Information and Digital Officer

The STIP is designed to offer opportunities for cash compensation tied to the Company performance with regard to pre-established financial and operational objectives and the performance, collectively, of the Company’s senior management team with regard to the strategic bonus objectives (“SBOs”), with the aggregate incentive payout for fiscal 2022 subject to a modifier from 0% to 120% based on each NEO’s individual performance.

The STIP divides fiscal 2022 into two discrete performance periods: (i) July 4, 2021 to January 1, 2022 (“1H22”) and (ii) January 2, 2022 to July 2, 2022 (“2H22”). On July 30, 2021, the Committee established the STIP and the 1H22 Company performance objectives and SBOs thereunder and, on November 17, 2021, established the 2H22 Company performance objectives and SBOs pursuant to the STIP.

Incentive payments earned under the STIP for 2H22 will be based on the following components: (i) 20% on enterprise sales revenue, as compared to the pre-established target; (ii) 20% on enterprise operating income, as compared to the pre-established target; (iii) 5% on increase in new accounts in the U.S. broadline (“USBL”) markets and the volume of sales to those new USBL accounts, as compared to the pre-established targets; (iv) 5% on the increase in Sysco brand sales to USBL accounts, as compared to the pre-established target; (v) 5% on USBL operations productivity, measured by pieces per labor hour, as compared to the pre-established target; (vi) 5% on the Company’s performance against various pre-established operational targets in selected non-U.S. markets; and (vii) 40% on the performance of the Company’s senior management team (including the NEOs) with regard to the pre-established SBOs, which are tied to Sysco’s highest priority strategic initiatives under the Recipe for Growth.

The STIP payment, if any, for each of the above components will be calculated based on performance (as compared to the applicable performance target(s)) and paid to the participant independently from the other components. Further, the aggregate of (i) any payment earned by a participant for 1H22 and (ii) any payment earned by the participant for 2H22, will be subject to adjustment based on their performance with regard to their individual performance objectives for fiscal 2022 pre-established by the Committee. This adjustment, which will be determined by the Committee, will range from reducing the STIP payout to zero (for performance significantly below target) to increasing the aggregate payout by 20% (for performance significantly above target). The aggregate, adjusted incentive payment for the STIP will be paid following the conclusion of fiscal 2022.

Each metric for 2H22 based on the Company’s performance has a possible payout between 0% and 150%, depending on the Company’s actual performance relative to pre-established targets, and the SBO portion of the STIP payment has a possible payout of between 0% and 150%, depending on the actual performance of the senior leadership team relative to the pre-established targets. Consequently, in the aggregate, the maximum 2H22 incentive opportunity under the STIP would be 150% of an NEO’s target opportunity, subject to the adjustment of the aggregate incentive for fiscal 2022 for each NEO’s individual performance as described above. If performance with respect to any component does not meet the threshold level, a participant will not receive any payment with respect to that component.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Sysco held on November 19, 2021, Sysco’s stockholders elected each of the Company’s director nominees, who had been nominated to serve until the Company’s 2022 Annual Meeting of Stockholders. Daniel J. Brutto was re-elected with 90.93% of the votes cast, John M. Cassaday was re-elected with 85.27% of the votes cast, Larry C. Glasscock was re-elected with 91.18% of the votes cast, Bradley M. Halverson was re-elected with 97.37% of the votes cast, John M. Hinshaw was re-elected with 97.74% of the votes cast, Kevin P. Hourican was re-elected with 98.80% of the votes cast, Hans-Joachim Koerber was re-elected with 94.27% of the votes cast, Stephanie A. Lundquist was elected with 97.67% of the votes cast, Edward D. Shirley was re-elected with 96.36% of the votes cast and Sheila G. Talton was re-elected with 97.49% of the votes cast. The advisory stockholder vote on the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2021 proxy statement, was approved by 61.55% of the votes cast. The ratification of the appointment of the independent registered public accounting firm for fiscal 2022 was approved by 98.02% of the votes cast. The stockholder proposal requesting that Sysco issue a report annually disclosing its greenhouse gas emission targets, was approved by 92.06% of the votes cast.

With respect to each item, the number of votes cast includes all “for” and “against” votes, and abstentions and broker non-votes are disregarded with respect to each item.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name	Votes For	Votes Against	Total Votes Cast	Abstentions	Broker Non-Votes
Daniel J. Brutto	361,359,218	36,049,121	397,408,339	519,928	54,316,797
John M. Cassaday	338,798,140	58,507,660	397,305,800	622,467	54,316,797
Larry C. Glasscock	362,351,624	35,053,671	397,405,295	522,972	54,316,797
Bradley M. Halverson	386,947,575	10,464,141	397,411,716	516,551	54,316,797
John M. Hinshaw	388,431,951	8,972,220	397,404,171	524,096	54,316,797
Kevin P. Hourican	392,566,371	4,759,328	397,325,699	602,568	54,316,797
Hans-Joachim Koerber	374,543,596	22,758,758	397,302,354	625,913	54,316,797
Stephanie A. Lundquist	388,202,484	9,265,293	397,467,777	460,490	54,316,797
Edward D. Shirley	382,873,927	14,460,834	397,334,761	593,506	54,316,797
Sheila G. Talton	387,482,205	9,963,302	397,445,507	482,760	54,316,797

Proposal 2 - Approval, by advisory vote, of the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2021 proxy statement

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
234,052,078	146,227,540	380,279,618	17,648,649	54,316,797

Proposal 3 - Ratification of the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2022

Votes For	Votes Against	Votes Cast	Abstentions
441,922,917	8,923,049	450,845,966	1,399,098

Proposal 4 – Stockholder proposal requesting that Sysco issue a report annually disclosing its greenhouse gas emissions targets.

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
347,763,087	29,987,827	377,750,914	17,327,458	54,616,797

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 23, 2021	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary